EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-144826, 333-151456,
333-157122, 333-164549, 333-171810, 333-179348, 333-182756, on Form S-8 and in Registration Statement No. 333-191962 on Form S-3 of our reports dated February 14, 2014 relating to the financial statements and financial statement schedules of Dice Holdings, Inc. and the effectiveness of Dice Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Dice Holdings, Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
February 14, 2014